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                                  EXHIBIT 10.95

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                  EZCORP, INC.

I. INTRODUCTION AND PURPOSE

The Board of Directors ("Board") of EZCORP, Inc. (the "Company") has formed a special purpose committee known as the Audit Committee (the "Committee"). The primary purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing and advising the Board concerning:

      - financial reports and other financial information provided by the Company to any governmental body or the public;

      -     systems of internal control implemented by the Company; and

      - the Company's auditing, accounting and financial reporting processes generally.

The Committee's primary duties and responsibilities are to:

      - provide independent monitoring of the Company's financial reporting and internal controls;

      - evaluate the audit efforts of the Company's independent accountants and internal auditing department; and

      - encourage open communication between the independent accountants, Company management, the internal auditing department, and the Board of Directors.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V of this Charter.

II. COMPOSITION

The Committee shall be comprised of three or more members of the Board, each of whom is determined by the Board to be "independent" pursuant to:

      - Section 10A(m)(3) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the "Exchange Act") (subject to exceptions provided in Rule 10A-3(c) of the Exchange Act and the cure period provided in Rule 4350(d)(4) of the rules of the NASDAQ stock market (the "NASDAQ Rules")); and

      - Rule 4200(a)(15) (subject to the exception provided in Rule 4350(d)(2)(B) and the cure period provided in Rule 4350(d)(4)) of the NASDAQ Rules.

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No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

All members of the Committee shall have sufficient background and experience to be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and statement of cash flows. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, a professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board of Directors at the annual meeting and shall serve until their successors shall be duly elected and qualified. The Committee shall elect a Chairperson.

III. AUTHORITY

The Committee shall have the authority to retain and consult with special legal, accounting or other consultants to advise the Committee as circumstances may dictate. In addition, the Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the independent accountants. The Committee shall determine the appropriate funding needed by the Committee and have sole authority to approve: (i) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

IV. MEETINGS

The Committee shall meet quarterly, or more frequently as circumstances dictate. As part of its function of fostering open communication, the Committee should meet regularly with management, the director of the internal audit and the independent accountants. The Committee will periodically meet separately with each of these groups to allow for matters which any member of such groups believes should be discussed privately. Such meetings will include quarterly consultation with the independent accountants and management to review the Company's financials consistent with item V.2 below.

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V. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall have the responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3),
(4) and (5) under the Exchange Act, including, without limitation, the responsibility and duty to take the following actions:

Document/Report Review

      1. Review and update this Charter at least annually or more frequently should conditions dictate.

      2. Conduct a pre-issuance review of the Company's annual and quarterly financial statements and any other reports or other financial information submitted to any governmental body or the public, including without limitation a review of the MD&A disclosures made in the Company's periodic reports filed with the Securities and Exchange Commission (the "SEC").

      3. As considered necessary, discuss with management and the independent accountants any reports or financial information prepared under V. 2.

      4. Meet with the Director of Internal Audit and review reports and management's response as considered necessary.

      5. Advise the Board concerning the results of the Committee's review procedures.

      6. Review the adequacy of and assist in the preparation of disclosure in the Company's Form 10-K of the required disclosures concerning the Committee and its function.

Independent Accountants

      7. Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the independent accountants, including fees and terms, and assure that the independent accounting firm reports directly to the Committee.

      8. Not less than annually, confirm with management and the independent accountant that the engagement of the independent accountants to provide permissible non-audit services requires pre-approval by the Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit).

      9. Not less than annually, assure receipt from the independent accountants of the written disclosure and letter required by ISB Standard No. 1 and actively engage in a dialogue with the independent accountants regarding any relationships the independent accountants have with the Company that might appear to impact the independent accountants' objectivity and independence.

      10. Review and evaluate the lead partner of the independent accountants; assure compliance with the audit partner rotation requirements of
            Section 10A(j) of the Exchange Act; and

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            present to the Board of Directors the Committee's conclusions with respect to the qualifications and performance of the independent accountants.

      11. Consider, at least annually, the independence of the independent accountants, including whether the independent accountants' performance of permissible non-audit services is compatible with the accountant's independence; obtain and review the report by the independent accountants describing any relationships between the independent accountants and the Company that may adversely affect the independence of the accountants; discuss with the independent accountants any disclosed relationship or services that may impact their objectivity and independence; and present to the Board the Committee's conclusions with respect to the independence of the independent accountants.

      12. Periodically communicate with the independent accountants, in meetings separate from management, concerning their evaluation of internal controls, the propriety of the Company's financial statements, the quality of the system of internal accounting control and any other matters deemed necessary to fulfill the Committee's responsibilities.

Financial Reporting Processes

      13. Review and evaluate the propriety of the Company's disclosure controls and internal and external financial reporting processes, in consultation with management and the independent accountants.

      14. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      15. Consult with the independent accountants and management concerning the quality and appropriateness of accounting principles applied in financial reporting.

      16. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by any governmental body, the independent accountants, management, or the internal auditing department.

Process Improvement

      17. Discuss the basis and appropriateness of significant judgments necessary to the preparation of financial statements with management and the independent accountants.

      18. Subsequent to completion of the annual audit, review with the independent accountants any significant difficulties encountered during the course of the audit and any restrictions on the scope of work or access to required information.

      19. Determine if there has been any significant disagreement between management and the independent accountants concerning accounting principles, significant judgments or other

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            matters. Work with management and the independent accountants to resolve any disagreements.

      20. Review with the independent accountants their recommendations concerning changes to, or improvements in, internal control and financial reporting practices and assess management's responses to such recommendations.

      21. Perform an evaluation of the Committees performance at least annually to determine whether it is functioning effectively.

Ethical and Legal Compliance

      22. Review annually and provide recommendations to the Board of Directors concerning the Company's code of ethical conduct and assure that management has established systems to enforce and monitor compliance.

      23. Review annually the internal audit plan, organizational structure, and qualifications of the internal audit department with the Director of Internal Audit.

      24. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

      25. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      26. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

This Charter was adopted by the Company's Board of Directors on November 8,
2005.